UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2011

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33170 (Commission File Number)	95-4812784 (IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2011, Netlist, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC (the “Sales Agent”).  Pursuant to the Sales Agreement, the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $10,000,000, from time to time through the Sales Agent.  The sales, if any, of the Shares under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including sales made directly on the NASDAQ Global Market, on any other existing trading market for the Shares or to or through a market maker.

The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-177118) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated November 22, 2011, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Sales Agent is not required to sell any specific number or dollar amount of Shares but will use its reasonable efforts, as the Company’s agent and subject to the terms of the Sales Agreement, to sell the Shares offered, as instructed by the Company.  Actual sales of Shares will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company.

The Sales Agreement provides that the Company will pay the Sales Agent a fee, not to exceed, in the aggregate, 3.5% of the gross sales price of any Shares sold through the Sales Agent. The Sales Agreement contains customary representations, warranties and agreements of the Company and the Sales Agent and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for general corporate purposes.  The Company’s management will have significant flexibility in applying the net proceeds of this offering.  Until the funds are used as described above, the Company intends to invest the net proceeds from this offering in interest-bearing, investment grade securities.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

5.1	Opinion of Morrison & Foerster LLP.

10.1	Sales Agreement between Ascendiant Capital Markets, LLC and Netlist, Inc., dated November 21, 2011.

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: November 22, 2011	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer